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                                 EXHIBIT 21.1

                                 SUBSIDIARIES
                                 ------------


Structural Holdings, Inc. is a 50%-owned subsidiary of the Registrant. It is a Delaware corporation. Structural is a holding company that owns 100% of H&M Steel.